Exhibit 99.1

Hilltop HoldingsInc. Q22018 EarningsPresentation July 2018

Preface 2323 Victory Ave, Suite 1400 Dallas, TX 75219 Phone: 214-855-2177 www.hilltop-holdings.com FORWARD-LOOKING STATEMENTS Please Contact: Isabell Novakov Phone: 214-252-4029 Email: inovakov@hilltop-holdings.com This presentation and statements made by representatives of Hilltop Holdings Inc. (“Hilltop” or the “Company”) during the course of this presentation include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our business strategy, our financial condition, our efforts to make strategic acquisitions, integration costs, our revenue, our l iquidity and sources of funding, market trends, operations and business, capital levels, mortgage servicing rights (“MSR”) assets, stock repurchases, dividend payments, expectations concerning mortgage loan origination volume and interest rate compression, expected losses on covered loans and related reimbursements from the Federal Deposit Insurance Corporation (“FDIC”), anticipated amortization of our FDIC indemnification asset, expected levels of refinancing as a percentage of total loan origination volume, projected losses on mortgage loans originated, loss estimates related to natural disasters, anticipated changes in our revenue, earnings, or taxes, the effects of government regulation applicable to our operations, the appropriateness of our allowance for loan losses and provision for loan losses, anticipated yields, expected accretion of discount on loans, the collectability of loans, cybersecurity incidents and the outcome of litigation, our other plans, objectives, strategies, expectations and intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “might,” “plan,” “probable,” “projects,” “seeks,” “should,” “target,” “view” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) the credit risks of lending activities, including our ability to estimate loan losses; (ii) the effects of changes in the level of, and trends in, loan delinquencies and write-offs; (iii) changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (iv) changes in the interest rate environment; (v) risks associated with concentration in real estate related loans; (vi) risks associated with merger and acquisition integration; (vii) severe catastrophic events in Texas and other areas of the southern United States; (viii) effectiveness of our data security controls in the face of cyber attacks; (ix) the effects of our indebtedness on our ability to manage our business successfully, including the restrictions imposed by the indenture governin g our indebtedness; (x) cost and availability of capital; (xi) changes in state and federal laws, regulations or policies affecting one or more of the our business segments, including changes in regulatory fees, deposit insurance premiums, capital requirements and the Dodd-Frank Wall Street Reform and Consumer Protection Act; (xii) changes in key management; (xiii) competition in our banking, broker-dealer, mortgage origination and insurance segments from other banks and financial institutions, as well as investment banking and financial advisory firms, mortgage bankers, asset-based non-bank lenders, government agencies and insurance companies; (xiv) legal and regulatory proceedings (xv) our obligations under loss-share agreements with the FDIC, including the possibility that we may be required to make a “true-up” payment to the FDIC; (xvi) failure of our insurance segment reinsurers to pay obligations under reinsurance contracts; (xvi) our ability to use excess capital in an effective manner; and (xvii) the possibility that any of the anticipated benefits of the proposed transaction with The Bank of River Oaks (“BORO”) will not be realized or will not be realized within the expected time period or that the transaction may be more expensive to complete than anticipated; (xviii) the failure of the proposed transaction with BORO to close on the expected timeline or at all; and (xiv) the ability to meet closing conditions to the acquisition of BORO. For further discussion of such factors, see the risk factors described in our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q and other reports, that we have filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. 2 Corporate Headquarters Additional Information

Investor Highlights – Q2 2018 • • • • Strong noninterest bearing deposit growth of, 10% versus prior year Total mortgage origination market share improvement of 4 bps to .92%1 Retail Brokerage, Clearing and Securities Lending continue to benefit from rate increases Noninterest expense down 8% versus prior year due to lower compensation and insurance losses • Year-to-date capital distributions to shareholders of $52.2 million including dividends and share repurchases • Hilltop Board of Directors authorized an additional $50 million available for share repurchases through January 2019 12.90% Tier 1 leverage ratio2, 17.61% common equity Tier 1 capital ratio3 at Hilltop Book value per share4 of $20.21, up 3% versus prior year, and tangible book value per share5 of $17.2o, up 4% versus prior year • • • Year-to-date net charge-offs of $0.2 million. Non-covered non-performing loans as a % of total non-covered loans was 0.50% compared to 0.52% at the end of Q1 2018 Non-covered non-performing assets (NPAs) were $45.1 million, or 0.33% of total assets compared to $42.2 million or 0.32% at the end of Q1 2018 Loss and LAE ratio of 71.6% in second quarter 2018 versus 92.1% during the same period prior year • • Notes: (1) (2) (3) (4) (5) Source: Mortgage Bankers Association as of Jul 6, 2018. Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible ass ets. Represents estimated common equity Tier 1 (“CET1”) capital and ratio under Basel III capital rules. This number is an estimate based on results at 6/30/2018. Based on shares outstanding at period end, For a reconciliation of tangible book value per share to book value per share see management’s explanation of Non-GAAP Financial Measures in Appendix. 3 Managed Risk Value Creation and Capital Optimization Diversified Growth ROAE 6.95% EPS – Diluted $0.35 ROAA 1.03% Net Income $33.1 MM

Business Results – Q2 2018

Pre-Tax Income vs. Prior Year ($ millions)



Q2 2017
Q2 2018
$59.8
$33.1
$19.3
$13.4
$15.8
$8.2
($10.4)
($2.4)
$4.1
($6.9)
$88.6
$45.4
Banking
Mortgage
Broker-Dealer
Insurance
Corporate / Other
Hilltop Holdings

Business Drivers for Q2 2018

- Banking pre-tax income of $33.1 million, declined by 45% from prior year, largely driven by the recognition of a one-time insurance receivable of $15 million in Q2 2017 and a reduction in accretion of $15 million versus the prior year. Non-covered HFI loan growth of 2% linked quarter (8% annualized)
- Mortgage pre-tax income declined by $5.9 million to $13.4 million compared to prior year second quarter. Origination volumes remained in line, operating costs declined and fee income increased. However, gain-on-sale margins continue to be pressured
- Broker-Dealer pre-tax income of $8.2 million reflected solid performance in the Retail, Clearing and Securities Lending businesses while other fixed income oriented businesses continue to face headwinds
- Insurance Loss & LAE ratio for the second quarter 2018 was 71.6% compared to 92.1% during the second quarter 2017. Due to mild weather in the state of Texas, the Loss and LAE ratio was significantly below the historical four-year average for the second quarter

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HilltopHoldings

Hilltop Holdings – Financial Summary Notes: (1) (2) (3) (4) (5) Pre-provision net revenue is calculated as the sum of net interest income and noninterest income less noninterest expense (excep t loss provisions). Includes impact of Purchase Accounting, FDIC Indemnification and True-up accrual (clawback). Efficiency Ratio is calculated as noninterest expense divided by the sum of net interest income and noninterest income. Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangib le assets. Significant Nonrecurring Items include FRIII Insurance Receivable ($15.0 million, Q2 2017), SWS Appraisal rights ($11.6 million, Q2 2017), Q3 Hurricane Impact (($9.8) million, Q3 2017), and wire fraud loss (($4.3) million, Q2 2018). 5 HTH Pre-Tax Income $88.6 Q2 2017Q3 2017Q4 2017Q1 2018Q2 2018 Other Pre-tax IncomePurchase Accounting & FDIC Impact 2 Significant Nonrecurring Items 5 $26.6 $65.0 $48.4 $6.4 $45.4 $15.1 $58.6 $55.4 $32.2 $4.3 $46.9 $45.4 $3.9 $28.3 ($9.8) ($4.3) $ in Millions, excluding EPS Income StatementQ2 2017Q1 2018 Q2 2018 Net interest income116.0103.4 104.8 Noninterest income344.7235.1 279.4 Noninterest expense366.3308.2 338.5 PPNR1$94.4$30.3 $45.7 Provision (recovery) for loan losses5.9(1.8) 0.3 Pre-tax income$88.6$32.2 $45.4 Net income$62.5$24.4 $33.1 Purchase Accounting and FDIC Impact2 Revenue22.49.7 8.0 Expenses7.35.8 3.7 Pre-tax income impact$15.1$3.9 $4.3 Key Metrics EPS - Diluted$0.63$0.25 $0.35 ROAA1.94%0.77% 1.03% ROAE13.24%5.19% 6.95% Efficiency Ratio379.5%91.0% 88.1% Common Equity Tier 1 Capital Ratio17.53%18.60% 17.61% Tier 1 Leverage Ratio413.07%13.26% 12.90%

Hilltop Holdings – Net Interest Income & Margin ($ in billions) • Net interest income of $105 million decreased $11 million or 10% from second quarter 2017 • Accretion of $8.3 million declined $14.8 million, or 64%, year over year Gross loan yields decreased 8 basis points to 5.19% in Q2 2018 from 5.27% during Q1 2018 • Excluding accretion, gross loan yields increased 3 basis points versus Q1 2018 Earning asset growth driven by growth in real estate lending and high quality investment securities HTH total deposit beta approximately 26% since December 2015 • • • Notes: (1)See appendix for reconciliation of NIM to Pre-PAA taxable equivalent NIM, as presented. Measures during the 2017 periods presented reflect certain category reclassifications within the detailed calculations to conform with the current period presentation. 6 Net Interest Income Highlights Average Earning Assets and NIM1 Trends

Hilltop Holdings – Noninterest Income ($ in millions) $344.7 Securities Related Fees & Commissions (3.1) $279.4 Other Income (42.4) • Noninterest income of $279 million declined by $65 million compared to the second quarter 2017 • $18 million reduction in mortgage production income and fees driven by secondary market spreads tightening by 45 bps to 317 bps $27 million of the decline was related to two significant nonrecurring items in Q2 2017; $11.6 million related to the SWS appraisal rights and a $15 million insurance receivable Structured Finance revenues decline driven by lower volumes and tighter mortgage spreads • • Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Noninterest Income Fee Income Ratio Note: (1)Fee Income Ratio is calculated as noninterest income divided by the sum of net interest income and noninterest income. 7 Noninterest Income Highlights Q2 2018 $279.4 Net Insurance Premiums Earned(1.9) 74.8% $298.5$290.5 74.0% 72.8% $235.1 72.7% 69.5% Q2 2017 $344.7 Mortgage Production Income & Fees(17.9) Noninterest Income & Fee Income Ratio 1 Year-over-Year Noninterest Income ($MM)

Hilltop Holdings – Noninterest Expenses

Noninterest Expenses and Efficiency Ratio[1]

($ in millions)



$366.3
$353.8
$328.7
$308.2
$338.5
79.5%
87.7%
82.3%
91.0%
88.1%
Q2 2017
Q3 2017
Q4 2017
Q1 2018
Q2 2018
Noninterest Expense
Efficiency Ratio

Selected Noninterest Expense Items ($, millions)	Q1 2018	Q2 2018
Core System Improvements	$2.7	$2.7
FDIC Indemnification / Clawback	$4.0	$2.0
Wire fraud loss	--	$4.3
Total	**$6.7**	**$9.0**

Year-over-Year Noninterest Expense ($MM)

Q2 2017	**$366.3**
Compensation and Benefits	(14.1)
Occupancy and Equipment	--
Professional Services	(0.7)
Insurance Loss and LAE	(8.8)
Other Expenses	(4.2)
Q2 2018	**$338.5**

Noninterest Expense Highlights

- Noninterest expense of $339 million declined $28 million from the second quarter 2017, driven by a decrease in variable compensation coupled with lower Losses & LAE in the insurance business
- During the second quarter 2018, PlainsCapital Bank was the victim of a "spear phishing" attack which resulted in a $4.0 million wire fraud loss and an additional $0.3 million in investigative service and other associated fees
- Year-over-year decrease in Compensation and Benefits attributed to revenue decline in the broker-dealer businesses
    - Mortgage banking related variable compensation generally aligned to production volume

Note:
(1) Efficiency Ratio is calculated as noninterest expense divided by the sum of net interest income and noninterest income.

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Hilltop Holdings – Loans ($ in billions, ending balances) 5.81% Annualized Gross Loan Yield1: 5.28% 5.27% 5.19% 5.01% $6.5 $6.5 $6.4 $6.3 $6.3 h2.8% vs. PY Q2 2017 Non-Covered Loans Q3 2017 Q4 2017 Q1 2018 Q2 2018 Annualized Gross Loan Yield Covered Loans B/D Margin Loans Vs. Prior Quarter: (Non-Covered Loans) Notes: Non-covered loans excludes broker-dealer margin loans. The sum of the period amounts may not equal the total amounts due to rounding. (1) Annualized Gross Loan Yield contains purchased loan portfolio. 9 2.0% -0.4% 0.6% 5.8% 0.7% Non-Covered Loan Growth $0.6 $0.5 $5.6 $5.7 $5.7 $5.7 $5.8 $0.5 $0.6 $0.5 Total Loan Growth h3.5% vs. PY Loan Mix and Yield

Hilltop Holdings – Deposits ($ in billions, ending balances) 0.52% 0.44% 0.39% 0.36% 0.30% Cost of Deposits: $8.0 $8.0 $7.8 $7.7 $7.6 h9.6% vs. PY Q2 2017 Q3 2017 Q4 2017 Q1 2018 B/D Sweep Deposits Q2 2018 Cost of Deposits (%) Noninterest bearing Interest bearing Vs. Prior Quarter: (Total Deposits) Notes: Noninterest-bearing deposits excludes broker-dealer sweep deposits. The sum of the period amounts may not equal the total amounts due to rounding. 10 -1.8% -0.2% 4.1% 3.3% 1.2% Noninterest bearing $1.3$1.3 $4.0$4.1 $2.3$2.3 $1.3 $4.3 $2.4 $1.3 $4.1 $2.6 $1.3 $4.0 $2.5 Deposit Growth h3.2% vs. PY Deposit Mix and Cost

PlainsCapital Bank – Q2 2018 Highlights

Summary Results ($ in millions)	Q2 2017	Q2 2018
Net Interest Income	102.2	88.0
Provision for Loan Losses	5.4	--
Noninterest Income	25.5	10.6
Noninterest Expense	62.5	65.5
Income Before Taxes	**$59.8**	**$33.1**

Key Highlights	Q2 2017	Q2 2018
ROAA	1.63%	1.09%
Efficiency Ratio[1]	49.0%	66.5%
Net Interest Margin	4.80%	4.11%
TE - Net Interest Margin – Pre-PAA	3.69%	3.70%
Average Assets ($bn)	$9.4	$9.4

Q2 2018 Highlights

- Year-over-year non-covered loan growth of 3%
  - C&I lending remains slower and highly competitive
  - Real estate lending remains strong while maintaining credit discipline in a highly competitive market
- Deposit growth, excluding broker-dealer sweep, of 4% year-over-year
- Credit quality consistently strong as Non-Covered NPAs / Total HTH Assets remain below 35 basis points for the quarter
- Accretion income of $8.3 million declined $14.8 million, or 64%, in Q2 2018 compared to Q2 2017
- Results include "spear phishing" attack which resulted in a $4.3 million wire fraud loss and associated expenses

Credit Quality


0.26%
0.34%
0.33%
0.32%
0.33%
$34.8
$45.4
$44.7
$42.2
$45.1
Q2 2017
Q3 2017
Q4 2017
Q1 2018
Q2 2018
Non-Covered NPAs
Non-Covered NPAs / Total HTH Assets

Note:
(1) Efficiency Ratio is calculated as noninterest expense divided by the sum of net interest income and noninterest income.

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PrimeLending – Q2 2018 Highlights Origination Volume ($mm) % Purchase Sales Volume ($mm) Servicing Assets ($mm) $4,058 86% $3,385 $44 $4,107 88% $3,527 $57 Net Interest Income Noninterest Income Noninterest Expense 1.0 179.6 161.4 0.7 162.7 150.0 • Origination volume of $4.1 billion in Q2 2018 exceeding prior year by $49 million, or 1% • Home purchase volume increased $114 million versus Q2 2017, or 3%, to $3.6 billion The noninterest income decrease of $17 million, or 9%, versus prior year was attributable to competitive pricing pressures resulting from home inventory shortages and a reduction in national refinancing volume Noninterest expense decreased by $11.4 million, or 7%, versus prior year primarily driven by a decrease in indemnification liability reserve expense, in addition to decreases in legal and other administrative expenses 380 375 365 362 333 317 $4.1 $4.1 $4.0 • • Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Gain on Sale (bps) 1 Mortgage Originations ($bn) Note: (1)Gain on Sale calculated as net gains from sale of loans divided by sales volume. 12 $2.8 $3.6 $3.0 Q2 2018 Highlights Mortgage Originations and Gain on Sale Income Before Taxes$19.3$13.4 Key Highlights Q2 2017 Q2 2018 Summary Results ($ in millions) Q2 2017 Q2 2018

HilltopSecurities – Q2 2018 Highlights

Summary Results ($ in millions)	Q2 2017	Q2 2018
Net Interest Income	10.3	12.9
Provision for Loan Losses	0.4	0.3
Noninterest Income	92.8	73.6
Noninterest Expense	86.9	78.0
Income Before Taxes	**$15.8**	**$8.2**

Key Highlights ($ millions)	Q2 2017	Q2 2018
Compensation/Net Revenue (%)	60.9%	60.6%
FDIC Insured Balances at PCB	$1,301	$1,279
Other FDIC Insured Balances	$1,100	$897
Public Finance Offerings	$19,299	$15,066
TBA Volume	$1,790	$1,318

Q2 2018 Highlights

- Second quarter Public Finance volume declined 22% compared to second quarter 2017
    - National market issuance decline of 11% compared to second quarter 2017[1]
    - Decline in volume partially driven by the departure of Houston-based Public Finance team during the first and second quarters of 2018
- Net revenue from Retail, Clearing and Securities Lending up 5% versus prior year driven by higher short-term rates
- The broker-dealer segment provided the banking segment with $1.3 billion of core deposits at June 30, 2018

Net Revenues by Business Line

($ in thousands)	Q2 2017	Q2 2018
Public Finance	19,819	15,088
Capital Markets	17,395	17,081
Retail	24,995	25,973
Structured Finance	24,160	9,726
Clearing	11,491	12,246
Securities Lending	2,116	2,411
Other	3,183	3,954
Net Revenues	**103,159**	**86,479**

Note:
(1) Thomson Reuters
The sum of the period amounts may not equal the total amounts due to rounding.

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National Lloyds Corporation – Q2 2018 Highlights Net Interest Income Noninterest Income Noninterest Expense 0.6 38.4 49.4 0.8 36.5 39.7 Direct Premiums Written Net Premiums Earned $37.8 $36.0 $35.8 $34.1 • Pre-tax loss of ($2.4) million in Q2 2018 versus pre-tax loss of ($10.4) million in Q2 2017 Decline in net premiums earned continues as a result of increasingly competitive markets in Texas Combined ratio improved compared with prior year due to lower Loss & LAE as a result of lower frequency of severe storms in National Lloyds’ footprint 140.0% 131.8% 131.0% • 120.0% • 100.0% 80.0% 60.0% 40.0% 20.0% 0.0% Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Loss & LAE Ratio Expense Ratio 14 39.7% 40.4% 111.1% 85.2% 39.5% 92.1% 90.6% 65.1% 39.9% 71.6% 41.0% 45.3% 24.1% Combined Ratio Q2 2018 Highlights Income Before Taxes($10.4)($2.4) Key Highlights ($ in millions) Q2 2017 Q2 2018 Summary Results ($ in millions) Q2 2017 Q2 2018

Q&A 15

Appendix 16

Non-GAAP to GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures

Hilltop presents measures in this presentation that are not measures of financial performance recognized by generally accepted accounting principles in the United States ("GAAP") including taxable equivalent net interest margin and pre-purchase accounting taxable equivalent net interest margin. These measures are important to investors interested in changes from period to period in net interest margin. For companies, such as Hilltop, business combinations can also result in purchase accounting adjustments ("PAA"). You should not view these disclosures as a substitute for results determined in accordance with GAAP, and these disclosures are not necessarily comparable to that of other companies that use non-GAAP measures.

The following tables reconcile these non-GAAP financial measures to the most comparable GAAP financial measure, "net interest margin".

Hilltop Consolidated

Reconciliation of Non-GAAP Pre-PAA Taxable Equivalent NIM (%)	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018
NIM	3.98	3.44	3.57	3.52	3.46
Add:					
Taxable Equivalent Adjustment[1]	0.01	0.02	0.02	0.01	0.01
Non-GAAP Taxable Equivalent NIM	3.99	3.46	3.59	3.53	3.47
Less:					
Purchase Accounting Adjustment	(0.82)	(0.37)	(0.43)	(0.36)	(0.29)
Non-GAAP Pre-PAA Taxable Equivalent NIM	3.17	3.09	3.16	3.17	3.18

PlainsCapital Bank

Reconciliation of Non-GAAP Pre-PAA Taxable Equivalent NIM (%)	Q2 2017	Q2 2018
NIM	4.80	4.11
Add:		
Taxable Equivalent Adjustment[1]	0.01	0.01
Non-GAAP Taxable Equivalent NIM	4.81	4.12
Less:		
Purchase Accounting Adjustment	(1.12)	(0.42)
Non-GAAP Pre-PAA Taxable Equivalent NIM	3.69	3.70

Note: (1) 2017 Annualized taxable equivalent adjustments are based on a 35% federal income tax rate; 2018 annualized taxable equivalent adjustment are based on a 21% federal income tax rate.

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Non-GAAP to GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures (Continued)

Tangible Common Equity, is a non-GAAP financial measure. Tangible common equity is defined as our total stockholders' equity, excluding preferred stock, reduced by goodwill and other intangible assets. This is a measure used by management, investors and analysts to assess use of equity.

Tangible book value per share, is a non-GAAP financial measure. TBVPS represents the Hilltop's tangible common equity at period-end divided by common shares outstanding at period-end. This is a measure used by management, investors and analysts to assess use of equity.

Hilltop Consolidated

Reconciliation of Tangible Common Equity and Tangible Book Value Per Share ***($ '000, except per share amounts)***	**Q2 2017**	**Q1 2018**	**Q2 2018**
Total Stockholder's Equity	1,890,139	1,922,992	1,911,493
Less:			
Preferred Stock	0	0	0
Common Stockholder's Equity	1,890,139	1,922,992	1,911,493
Less:			
Goodwill	251,808	251,808	251,808
Other intangible assets, net	40,516	34,569	32,716
Tangible Common Equity	**1,597,815**	**1,636,615**	**1,626,969**
Shares outstanding as of period end	96,333	96,048	94,571
Book Value Per Share (Common Stockholder's Equity / Shares Outstanding)	$19.62	$20.02	$20.21
Tangible Book Value Per Share (Tangible Common Equity / Shares Outstanding)	**$16.59**	**$17.04**	**$17.20**

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